Exhibit 4.17 Confidential Execution Version 1189907 HN\1522153.1 Dated 18 July 2014 VTTI ENERGY PARTNERS LP as Borrower and VTTI B.V. as Lender US$75,000,000 MLP LOAN AGREEMENT

HN\1522153.1 Contents Clause Page 1 Definitions and Interpretation ........................................................................................................... 1 2 The Facility ....................................................................................................................................... 3 3 Purpose ............................................................................................................................................ 3 4 Interest ............................................................................................................................................. 3 5 Repayment ....................................................................................................................................... 3 6 Prepayment ...................................................................................................................................... 3 7 Payments ......................................................................................................................................... 4 8 Accounts and Certificates ................................................................................................................ 4 9 Representations ............................................................................................................................... 4 10 Events of Default .............................................................................................................................. 5 11 Remedies, Waivers, Amendments and Consents ........................................................................... 5 12 Severance ........................................................................................................................................ 6 13 Counterparts .................................................................................................................................... 6 14 Costs ................................................................................................................................................ 6 15 Notices ............................................................................................................................................. 6 16 Assignment ...................................................................................................................................... 8 17 Governing Law and Dispute Resolution ........................................................................................... 8

1 HN\1522153.1 THIS AGREEMENT is made on 18 July 2014. BETWEEN (1) VTTI ENERGY PARTNERS LP, a limited partnership formed under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake, Ajeltake Road, Majuro, Marshall Islands MH96960 (the Borrower); and (2) VTTI B.V., a company incorporated under the laws of The Netherlands with its registered address at K.P. van der Mandelelaan 130, 3062 MB Rotterdam, P.O. Box 1456, 3000BM Rotterdam, The Netherlands (the Lender). IT IS AGREED as follows: 1 Definitions and Interpretation 1.1 The following expressions shall have the following respective meanings: Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam and New York Event of Default shall mean any event or circumstance specified as such in Clause 10 (Events of Default) Facility Amount means the total amount of the loan facility granted by the Lender to the Borrower under this Agreement, which shall be an amount equal to not more than US$75,000,000 Final Maturity Date means the date falling on 31 December 2020 LIBOR means the applicable Screen Rate as at 11a.m. (London time) on the day which is two (2) Business Days prior to each Quarter Date Loan means the total principal amount of the loan outstanding under this Agreement Party means a party to this Agreement Quarter Date means 31 March, 30 June, 30 September and 31 December in each calendar year Revolving Facility Agreement means the revolving facility agreement dated on or about the date of this agreement between, amongst others, the Lender and Citibank International PLC as agent

2 HN\1522153.1 Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for United States Dollars for a three (3) months period displayed or pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower, and if no other page or service is available, whatever rate the Lender reasonably considers appropriate United States Dollar, US$, USD or $ means the lawful currency of the United States of America 1.2 In this Agreement: (a) the headings are inserted for convenience only and do not affect the interpretation of this Agreement; (b) references to clauses and schedules are to clauses of, and schedules to, this Agreement; (c) references to this Agreement, or any other document are to this Agreement or that document as from time to time amended, restated, novated, or replaced, however fundamentally; (d) references to a person include an individual, firm, company, corporation, unincorporated body of persons and any government entity; (e) words importing the plural include the singular and vice versa; and (f) references to any enactment include that enactment as re-enacted; and, if an enactment is amended, any provision of this Agreement which refers to that enactment will be amended in such manner as the Lender, after consultation with the Borrower, determines to be necessary in order to preserve the intended effect of this Agreement. 1.3 This Agreement may be executed in counterparts. 1.4 No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone other than a party to this Agreement. 1.5 Clause headings are for ease of reference only.

3 HN\1522153.1 2 The Facility (a) The Lender hereby grants to the Borrower a loan facility in an amount not to exceed the Facility Amount on the terms, and subject to the conditions, of this Agreement. (b) The Borrower may utilise the loan facility granted by the Lender under Clause 2(a) of this Agreement by delivery to the Lender of a request giving three (3) Business Days (or such shorter period agreed by the Borrower and the Lender) prior written notice from time to time during the term of this Agreement. 3 Purpose The Loan may be used for the general corporate and working capital purposes of the Borrower (including, for the avoidance of doubt, financing the MLP Asset Dropdown as defined in the Revolving Facility Agreement). 4 Interest (a) The Borrower will pay interest on the Loan at LIBOR plus 3.5% per annum. (b) Interest will accrue from day to day on the aggregate outstanding balance of the Loan. It will be calculated on the basis of actual days elapsed and a 360 day year. (c) Interest on the Loan will be paid on each Quarter Date. 5 Repayment The Borrower must repay the Loan in full on the Final Maturity Date. 6 Prepayment (a) The Borrower may prepay the whole or any part of the Loan (together with any other amounts due or owing to the Lender at such time) at any time. Any prepayment shall be applied first towards the payment of all amounts of interest then accrued but outstanding and the balance shall be applied towards payment of outstanding principal.. The Borrower may not reborrow any part of the Loan which is prepaid. (b) The Borrower shall repay the Loan in full (together with all accrued but unpaid interest and any other amounts due or owing to the Lender at such time) on the Final Maturity Date.

4 HN\1522153.1 (c) The Loan (together with any other amounts due or owing to the Lender at such time) shall become immediately payable on demand following the occurrence of an Event of Default. 7 Payments 7.1 All payments made by the Borrower under this Agreement shall be in United States Dollars: (a) in full, without any deduction, set-off or counterclaim; and (b) in immediately available cleared funds on the due date to the account that the Lender may specify to the Borrower. 7.2 In the event that any withholding or deduction in respect of such payments by the Borrower is so required by law or by regulation or by governmental policy having the force of law, the Borrower shall pay such additional amounts as will result In receipt by the Lender of such amounts as would have been received by the Lender had no such withholding or deduction been required. 8 Accounts and Certificates 8.1 The Lender shall maintain accounts evidencing the amount the Borrower owes it In accordance with its usual practice. Entries in those accounts shall be prima facie evidence of the existence and amount of the Borrower's obligations as recorded in them. 8.2 If the Lender Issues any certificate, determination or notification of a rate or any amount payable under this Agreement, it shall be conclusive (in the absence of manifest error) evidence of the matter to which it relates and shall contain reasonable details of the basis of determination. 9 Representations Each of the Parties makes the representations and warranties set out in this Clause 9 to the other Party on the date of this Agreement. 9.1 Status (a) It is a partnership with limited liability duly formed under the laws of its jurisdiction of incorporation; and (b) It has the power to own its assets and carry on its business as it is being conducted.

5 HN\1522153.1 9.2 Binding obligations The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting creditors' rights generally). 9.3 Non-conflict with other obligations The entry Into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict in any way that is material to the Interests of the other Party as regards: (a) any applicable law In Its jurisdiction of incorporation; (b) its constitutional documents; or (c) any agreement or Instrument binding upon It or any of Its assets or constitute a default or termination event (however described) under any such agreement or instrument. 9.4 Power and authority It has the power to enter Into, perform and deliver, and has taken all necessary action to authorise its entry Into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement. 10 Events of Default Each of the events or circumstances set out in the following sub-clauses of this clause 10 is an Event of Default. 10.1 The Borrower does not pay on the due date any amount payable under this Agreement. 10.2 The Borrower is or is presumed or deemed to be unable or admits Inability to pay its debts as they fall due or suspends making payments on any of Its debt. 11 Remedies, Waivers, Amendments and Consents 11.1 Any amendment to this Agreement shall be in writing and signed by, or on behalf of each party, 11.2 Any waiver of any right or consent given under this agreement is only effective if itis in writing and signed by the waiving or consenting party. It shall apply only in the circumstances for which It is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

6 HN\1522153.1 11.3 No delay or failure to exercise any right under this agreement shall operate as a waiver of that right. 11.4 No single or partial exercise of any right under this Agreement shall prevent any further exercise of that right (or any other right under this Agreement). 11.5 Rights and remedies under this Agreement are cumulative and do not exclude any other rights or remedies provided by law or otherwise. 12 Severance 12.1 The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Agreement under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions. 12.2 If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification as is necessary to give effect to the commercial intention of the parties. 13 Counterparts This Agreement may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document. 14 Costs Each Party will bear its own costs in relation to this Agreement. 15 Notices 15.1 Each notice, request, demand or other communication under this Agreement shall be: (a) in writing, delivered personally or sent by courier, fax or email; and (b) sent: (i) to the Borrower at:

7 HN\1522153.1 VTTI Energy Partners LP Address: Trust Company Complex Ajeltake, Ajeltake Road, Majuro Marshall Islands MH96960 Attention: Chief Executive Officer (ii) to the Lender at: VTTI B.V. Address: K.P. van der Mandelelaan 130 3062 MB Rotterdam The Netherlands Attention: Director or to any other addresses, fax numbers or email addresses that are notified by one Party to the other from time to time. 15.2 Any notice or other communication given by the Lender shall be deemed to have been received: (a) if sent by fax, with a confirmation of transmission, on the day on which it is transmitted; (b) if given by hand, on the day of actual delivery; and (c) if delivered by courier, on the second Business Day following the day on which it was despatched by courier. 15.3 A notice given as described in Clause 15.2(a) or Clause 15.2(b) on a day which is not a Business Day (or after normal business hours in the place of receipt) shall be deemed to have been received on the next Business Day. 15.4 Any notice or other communication given to the Lender shall be deemed to have been given only on actual receipt by the Lender.

8 HN\1522153.1 16 Assignment The Borrower may not transfer (either by assignment or novation) any of its rights or obligations under this Agreement without the prior written consent of the Lender. 17 Governing Law and Dispute Resolution 17.1 This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of England. 17.2 Jurisdiction (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with it) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 17.3 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each of the Borrower and the Lender irrevocably appoint Vitol Services Limited of Belgrave House, 76 Buckingham Place Road, London SW1W 9TQ, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement. (b) Each of the Borrower and the Lender agrees that failure by an agent for service of process to notify it of the process will not invalidate the proceedings concerned. AS WITNESS the hands of the duly authorised representatives of the Parties hereto the day and year first before written.

9 HN\1522153.1 BORROWER SIGNED for and on behalf of ) VTTI ENERGY PARTNERS LP ) by ) /s/ Rubil Yilmaz RUBIL YILMAZ Chief Financial Officer Head of Business Development and Strategy

LENDER

SIGNED for and on behalf of)

VTTI B.V.)

by)

/s/ Robert M.W.J.C. Nijst

Robert M.W.J.C. Nijst
Director

10

HN\1522153.1